Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Nutrien Ltd. on Form S-8 of (i) our report dated June 19, 2017, appearing in the Annual Report on Form 11-K of the Agrium 401(k) Retirement Savings Plan for the year ended December 31, 2016 and (ii) our report dated June 19, 2017, appearing in the Annual Report on Form 11-K of the Agrium U.S. Retail 401(k) Savings Plan for the year ended December 31, 2016.

/s/ Eide Bailly LLP

Denver, Colorado
January 2, 2018